     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1995
                                                      REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                               ----------------
                        POTOMAC ELECTRIC POWER COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
  DISTRICT OF COLUMBIA AND VIRGINIA                    53-0127880
                                            (IRS EMPLOYER IDENTIFICATION NO.)
   (STATE OR OTHER JURISDICTION OF
   INCORPORATION OR ORGANIZATION)
                               ----------------
            1900 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C. 20068
                                (202) 872-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                             ELLEN SHERIFF ROGERS
    ASSOCIATE GENERAL COUNSEL, ASSISTANT SECRETARY AND ASSISTANT TREASURER
                        POTOMAC ELECTRIC POWER COMPANY
                        1900 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, D.C. 20068
                                (202) 872-3526
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF AGENT FOR SERVICE OF PROCESS)
                               ----------------
                                WITH COPIES TO:
      GEORGE B. REID, JR., ESQ.                  STEPHEN K. WAITE, ESQ.
         COVINGTON & BURLING               WINTHROP, STIMSON, PUTNAM & ROBERTS
   1201 PENNSYLVANIA AVENUE, N.W.                ONE BATTERY PARK PLAZA
       WASHINGTON, D.C. 20004                   NEW YORK, NEW YORK 10004
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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- -------------------------------------------------------------------------------

                                                     PROPOSED
                                                     MAXIMUM
                                                    AGGREGATE
              TITLE OF EACH CLASS OF                 OFFERING      AMOUNT OF
           SECURITIES TO BE REGISTERED               PRICE(1)   REGISTRATION FEE
- --------------------------------------------------------------------------------
Debt Securities..................................  $250,000,000    $86,206.90

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1)Estimated solely for the purpose of calculating the registration fee.
                               ----------------
  Pursuant to Rule 429 under the Securities Act of 1933, each of the
Prospectuses filed as part of this Registration Statement may be used as a combined prospectus in connection with the securities registered under this Registration Statement and unsold debt securities having an aggregate offering price of $100,000,000 previously registered under Registration Statement No. 33-50377 for which a registration fee of $31,250 was paid.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Registration Statement contains two forms of prospectus to be used in separate offerings of Debt Securities: First Mortgage Bonds and Medium-Term Notes, in an aggregate principal amount of $350,000,000, including $100,000,000 in principal amount of debt securities registered under Registration Statement No. 33-50377. One prospectus will be used in connection with the offering of First Mortgage Bonds (the "First Mortgage Bond Prospectus"). The other prospectus will be used in connection with the offering of Medium-Term Notes (the "Medium-Term Note Prospectus"). The First Mortgage Bond Prospectus and the Medium-Term Note Prospectus are identical with the exception of their respective Cover Pages, the section headed "Plan of Distribution," the sections describing the respective Debt Securities, and minor conforming changes to the sections headed "Use of Proceeds," "Experts," and "Legal Opinions." The First Mortgage Bond Prospectus includes a section headed "Description of Bonds and Mortgage" and the Medium-Term Note Prospectus includes a section headed "Description of the Notes."

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF ANY SUCH JURISDICTION.                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  PRELIMINARY PROSPECTUS DATED JULY 28, 1995,
                             SUBJECT TO COMPLETION

                         POTOMAC ELECTRIC POWER COMPANY

                              FIRST MORTGAGE BONDS

                                  -----------

  Potomac Electric Power Company (the "Company") may offer from time to time up to $350,000,000 aggregate principal amount of its First Mortgage Bonds (the "New Bonds"), which may be offered in one or more series in amounts, at prices and on terms to be determined by market conditions at the time of sale. The aggregate principal amount, rate (or method of calculation) and time of payment of interest, maturity, offering price, any redemption terms, and other specific terms of the series of New Bonds in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). The amount of First Mortgage Bonds to be offered hereby will be reduced by the amount of any Medium-Term Notes sold pursuant to the Registration Statements of which this Prospectus is a part. See "Description of Bonds and Mortgage."

  The Company may sell the New Bonds through underwriters designated by the Company or through dealers, directly to a limited number of institutional purchasers, or through agents. See "Plan of Distribution." The Prospectus Supplement sets forth the names of such underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from such sale.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  THE DATE OF THIS PROSPECTUS IS       , 1995

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. EXCEPT AS OTHERWISE INDICATED HEREIN, THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT SPEAKS AS OF THE DATE THEREOF AND DOES NOT PURPORT TO REFLECT ANY CHANGES IN THE AFFAIRS OF THE COMPANY THEREAFTER.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic and current reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning directors and officers, their remuneration and any material interest of such persons in transactions with the Company, as of particular dates, is disclosed in such reports and in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C.; 500 West Madison Street, Suite 1400, Chicago, Illinois; and 7 World Trade Center, New York, New York. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., where certain securities of the Company are listed.

  The Company has filed with the Commission registration statements on Form S-3 relating to the First Mortgage Bonds (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statements.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission under the 1934 Act are incorporated by reference in this Prospectus:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

    (c) The Company's Current Reports on Form 8-K dated January 27, 1995 and dated May 19, 1995.

  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other incorporated document subsequently filed or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY HEREBY UNDERTAKES TO FURNISH, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO ELLEN SHERIFF ROGERS, ASSOCIATE GENERAL COUNSEL, ASSISTANT SECRETARY AND ASSISTANT TREASURER, POTOMAC ELECTRIC POWER COMPANY, 1900 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C. 20068 (202-872-3526).

                                  THE COMPANY

  Potomac Electric Power Company, a District of Columbia and Virginia corporation (the "Company"), is engaged in the generation, transmission, distribution and sale of electric energy in the Washington, D.C. metropolitan area, including the District of Columbia and major portions of Montgomery and Prince George's Counties in Maryland. It also supplies, at wholesale, electric energy to the Southern Maryland Electric Cooperative, Inc., which distributes electricity in Calvert, Charles, Prince George's and St. Mary's Counties in southern Maryland. The Company's wholly owned nonutility subsidiary, Potomac Capital Investment Corporation ("PCI"), was organized in late 1983 with the objective of supplementing utility earnings and building long-term value. The principal assets of PCI are portfolios of securities and equipment leases, and to a lesser extent real estate and other investments. In May 1995, PCI announced adoption of a plan to end its investment in the aircraft equipment leasing business. The mailing address of the Company's executive offices is 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, and its telephone number is 202-872-2000.

                                USE OF PROCEEDS

  The Company may offer from time to time pursuant to this Prospectus up to an aggregate principal amount of $350,000,000 of its First Mortgage Bonds.

  The proceeds from the sale of the securities offered hereby will be used to refund short-term debt incurred primarily to finance, on a temporary basis, the Company's utility construction program and operations, and to refund the Company's senior securities, including the retirement of long-term debt and the satisfaction of contractual sinking fund requirements.

                        SELECTED FINANCIAL INFORMATION

  The following is a selection of certain consolidated financial information of the Company which was derived from, and is qualified in its entirety by, the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and the unaudited consolidated financial information contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are available as described herein under "Incorporation of Certain Documents by Reference." The interim financial data are unaudited; however, in the opinion of the management of the Company, such data reflect all adjustments, consisting of normal recurring accruals, necessary for a fair statement of the results of operations for the interim periods presented.

                                                12 MONTHS ENDED
                                -----------------------------------------------
                                 JUNE 30,    DEC. 31,    DEC. 31,    DEC. 31,
                                   1995        1994        1993       1992(1)
                                ----------- ----------- ----------- -----------
                                 (THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)
Income Statement Data:
 Total Revenue................. $ 1,772,847 $ 1,823,074 $ 1,725,205 $ 1,601,558
 Operating Revenue.............   1,761,147   1,790,600   1,702,442   1,562,167
 Net Income....................      87,646     227,162     241,579     216,782
 Earnings for Common Stock.....      70,949     210,725     225,324     202,390
 Earnings Per Share of Common
  Stock........................         .60        1.79        1.95        1.80
Balance Sheet Data at end of
 period:
 Property and Plant, net....... $ 4,343,543 $ 4,298,260 $ 4,131,142 $ 3,931,257

- --------
(1) In 1992, Net Income and Earnings for Common Stock include $16,022,000, and Earnings Per Share of Common Stock includes $.14, from the cumulative effect of a change in accounting to provide for the accrual of revenue for service rendered but unbilled.

                                                            AS OF JUNE 30,
                                                                 1995
                                                         ----------------------
                                                           AMOUNT    RATIO
                                                         ----------- -----
                                                         (THOUSANDS)
Capital Structure (excluding nonutility subsidiary debt
 and current maturities):
  Long-Term Debt.......................................  $1,703,370   44.9%
  Preferred Stock......................................     268,886    7.1
  Common Equity........................................   1,818,554   48.0
                                                         ----------  -----
    Total Capitalization...............................  $3,790,810  100.0%
                                                         ==========
Parent Company Long-Term Debt Due in One Year and
 Short-Term Debt.......................................  $  419,000
                                                         ==========

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                              12 MONTHS ENDED
                           -----------------------------------------------------
                           JUNE 30, DEC. 31, DEC. 31, DEC. 31, DEC. 31, DEC. 31,
                             1995     1994     1993     1992     1991     1990
                           -------- -------- -------- -------- -------- --------
Parent company only.......   2.87     3.23     3.20     2.73     2.86     2.79
Fully consolidated........   1.47     2.37     2.31     2.19     2.23     2.14

  For purposes of computing the ratio of earnings to fixed charges for rate-regulated public utilities, earnings represent net income before cumulative effect of accounting changes plus income taxes and fixed charges. Fixed charges represent interest charges on debt (exclusive of credits arising from the allowance for funds used during construction) and the portion of rentals deemed representative of the interest factor.

                       DESCRIPTION OF BONDS AND MORTGAGE

  GENERAL. The New Bonds are to be issued under the Mortgage and Deed of Trust dated July 1, 1936, between the Company and The Riggs National Bank of Washington, D.C., as Trustee (the "Trustee"), as amended and supplemented and as to be supplemented by a separate supplemental indenture (the "Supplemental Indenture") each time New Bonds are offered under this Prospectus and the accompanying Prospectus Supplement. Said mortgage, as so amended and supplemented and to be supplemented, is herein sometimes called the "Mortgage." Copies of the documents currently constituting the Mortgage are exhibits to the Registration Statements, as is the form of the Supplemental Indenture.

  Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the New Bonds being offered thereby: (1) the designation and aggregate principal amount of such New Bonds; (2) the date on which such New Bonds will mature;
(3) the rate per annum at which such New Bonds will bear interest, or the method of determining such rate; (4) the dates on which such interest will be payable; (5) any redemption terms; and (6) other specific terms applicable to the New Bonds.

  The New Bonds will be available only in fully registered form without coupons in denominations of $1,000 or any multiple thereof, except as may be set forth in the accompanying Prospectus Supplement. Both principal and interest on the New Bonds will be payable at the agencies of the Company, The Riggs National Bank of Washington, D.C. and Bankers Trust Company, New York, N.Y. The Company will not impose charges for any exchanges of New Bonds.

  The Supplemental Indenture will contain no provisions for an improvement and sinking fund or any maintenance and replacement requirement or dividend restriction; neither does the Mortgage nor any indenture supplemental thereto relating to any outstanding Series of Bonds contain any such provisions.

  The Mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the New Bonds special protection in the event of a highly leveraged transaction.

  The following statements are outlines of certain provisions contained in the Mortgage and do not purport to be complete. They are qualified by express reference to the cited Sections and Articles of the Mortgage. Certain terms used are as defined in the Mortgage.

  SECURITY. The New Bonds will be secured, together with all other Bonds now or hereafter issued under the Mortgage, by a valid and direct first lien (subject to certain leases, Permitted Liens and other minor matters) on substantially all the properties and franchises of the Company (the principal properties being its generating stations and its electric transmission and distribution systems), other than cash, accounts receivable and other liquid assets, securities (including securities evidencing investments in subsidiaries of the Company), leases by the Company as lessor, equipment and materials not installed as part of the fixed property, and electric energy and other materials, merchandise or supplies produced or purchased by the Company for sale, distribution or use. The Company's 9.72% undivided interest in a mine-mouth, steam-electric generating station, known as the Conemaugh Generating Station, which is located in Indiana County, Pennsylvania, and its associated transmission lines is that of a tenant in common with eight other utility owners. Substantially all of the Company's transmission and distribution lines of less than 230,000 volts, portions of its 230,000 and 500,000 volt transmission lines, substantially all of the Conemaugh transmission lines, and 11 substations are located on land owned by others or on public streets and highways.

  The Mortgage contains provisions subjecting after-acquired property (subject to pre-existing and Permitted Liens) to the lien thereof. The lien on such property is, however, subject to rights of persons having superior equities attaching prior to the recording or filing of an appropriate supplemental indenture.

  ISSUANCE OF ADDITIONAL BONDS. Additional Bonds ranking equally with the New Bonds may be issued in an aggregate amount of up to (i) 60% of the Net Bondable Value of Property Additions not subject to an

Unfunded Prior Lien, (ii) the amount of cash deposited with the Trustee (which may thereafter be withdrawn on the same basis that Additional Bonds are issuable under (i) and (iii)), and (iii) the amounts of Bonds retired or to be retired (except out of trust moneys or by any sinking or analogous fund if the fund prevents such use) (Secs. 4, 6 and 7, Art. III; Sec. 4, Art. VIII).

  Additional Bonds may not be issued unless Net Earnings of the Company Available for Interest and Property Retirement Appropriations (i.e., earnings before depreciation, amortization, income taxes and interest charges) during 12 of the immediately preceding 15 months shall have been at least twice the annual interest charges on all Bonds and Prior Lien Bonds then outstanding and then being issued, unless they are being issued on the basis of Bonds paid at or redeemed or purchased within two years of maturity or on the basis of Property Additions subject to an Unfunded Prior Lien (which simultaneously becomes a Funded Prior Lien) and the Bonds are issued within two years of the maturity of the Prior Lien Bonds secured by such Prior Liens (Secs. 3, 4 and 7, Art. III). Giving effect to the issuance of the New Bonds at an assumed rate of interest of 8%, such Net Earnings for the twelve months ended June 30, 1995 would be approximately 5.1 times the aggregate annual interest charges referred to above. Such coverage would permit issuance of approximately $2.2 billion of mortgage bonds (in addition to the New Bonds) at an assumed average interest rate of 8% per annum, against property additions or cash deposits, although only approximately $360 million of such additional bonds could currently be issued in compliance with unbonded net property addition limitations contained in the Mortgage.

  So long as any New Bonds are outstanding, Property Additions constructed or acquired on or before December 31, 1946 may not be made the basis for the issue of Bonds, or the withdrawal of cash, or the reduction of cash required to be paid to the Trustee (Sec. 2, Part IV, Supplemental Indenture).

  Prior Lien Bonds secured by an Unfunded Prior Lien may be issued under the circumstances and subject to the limitations contained in the Mortgage (Sec. 16, Art. IV).

  After giving effect to the issuance of the New Bonds (which are to be issued against Property Additions), approximately $600 million of the Property Additions as of June 30, 1995 will remain available for the purposes permitted in the Mortgage, including the issuance of Bonds.

  RELEASE OF PROPERTY. The Mortgage permits property to be released from the lien of the Mortgage upon compliance with the provisions thereof. Such provisions generally require that cash be deposited with the Trustee in an amount equal to the fair value of the property to be released. The Mortgage permits the Company to reduce such amounts of cash otherwise required to be deposited by substituting a like amount of Bonds retired. The Mortgage also contains certain requirements relating to the withdrawal of cash deposited to obtain a release of property (Art. VII and Art. VIII).

  MODIFICATION OF MORTGAGE. With the consent of the holders of 80% in amount of Bonds and of 80% in amount of Bonds of each series affected if less than all are affected, the Mortgage may be changed except to affect the terms of payment of the principal or interest on any Bonds or to reduce the percentage of Bondholders required to effect any change (Sec. 6, Art. XV).

  The Supplemental Indenture, however, provides that the foregoing percentages shall be reduced to 60% upon the consent or agreement to such change by the holders of all outstanding Bonds. Purchasers of the New Bonds will be deemed to have agreed to such reduction pursuant to the terms of the Supplemental Indenture.

  EVENTS OF DEFAULT. The holders of 25% in amount of Bonds, upon any Event of Default, may require the Trustee to accelerate maturity of the Bonds (although a majority in amount of Bonds may waive such default and rescind such acceleration if such default is cured) and to enforce the lien of the Mortgage upon being indemnified to its satisfaction (Sec. 1 and 4, Art. IX).

  The holders of a majority in amount of Bonds may direct proceedings for the sale of the trust estate, or for the appointment of a receiver or any other proceedings under the Mortgage, but have no right to involve the Trustee in any personal liability without indemnifying it to its satisfaction (Sec. 11, Art. IX).

  Events of Default include failure to pay principal, failure for 30 days to pay interest or to satisfy any improvement, maintenance or sinking fund obligation, failure for 60 days (after notice by the Trustee or the holders of 15% in amount of Bonds) to perform any other covenant, and certain events of bankruptcy, insolvency or reorganization (Sec. 1, Art. IX).

  While the Mortgage by its terms does not require that periodic evidence be furnished to the Trustee as to the absence of default or as to compliance with the terms of the Mortgage, the Trust Indenture Act of 1939, as amended, now requires that annual certificates as to the absence of such defaults be furnished to the Trustee.

  RELATIONSHIPS WITH TRUSTEE. The Riggs National Bank of Washington, D.C. ("Riggs Bank") is Trustee under the Company's General Retirement Plan, Savings Plan for Exempt Employees, Savings Plan for Non-Bargaining Unit, Non-Exempt Employees, and Savings Plan for Bargaining Unit Employees. The Company has with Riggs Bank, as it has with various other banks, demand deposit accounts. Riggs Bank is one of a number of banks with which the Company has conventional and revolving credit arrangements and also performs various other banking-related services for the Company.

                             PLAN OF DISTRIBUTION

  The Company may sell the New Bonds: (i) through underwriters or dealers;
(ii) directly to one or more purchasers; (iii) through agents or; (iv) through a combination of any such methods of sale. The Prospectus Supplement with respect to any New Bonds being offered thereby sets forth the terms of the offering of such New Bonds, including the name or names of any underwriters, the purchase price of such New Bonds and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such New Bonds may be listed.

  If underwriters are used in the sale, the New Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The New Bonds may be offered to the public, either through underwriting syndicates represented by the underwriter or underwriters to be designated by the Company or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the New Bonds offered thereby will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such New Bonds if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  New Bonds may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement sets forth the name of any agent involved in the offer or sale of the New Bonds in respect of which the Prospectus Supplement is delivered as well as any commission payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the New Bonds from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the 1933 Act. Agents and underwriters may be customers of, engaged in transactions with, or perform services for the Company in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  With respect to the unaudited consolidated financial information of the Company for the three month periods ended March 31, 1995 and 1994, and the six month periods ended June 30, 1995 and 1994 incorporated by reference in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 1, 1995 and July 28, 1995, incorporated by reference herein, state that they did not audit and they do not express opinions on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if such reports had not been incorporated by reference. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited consolidated financial information because each such report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of Sections 7 and 11 of the 1933 Act.

  The statements as to matters of law and legal conclusions contained under "Description of Bonds and Mortgage--Security" have been prepared under the supervision of, and reviewed by, William T. Torgerson, Esq., Senior Vice President and General Counsel for the Company, and are made on his authority.

                                LEGAL OPINIONS

  Certain legal matters in connection with the securities to be offered hereby will be passed upon for the Company by Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C., and William T. Torgerson, Esq., 1900 Pennsylvania Avenue, N.W., Washington, D.C. Mr. Torgerson is regularly employed by the Company as Senior Vice President and General Counsel. Unless otherwise indicated in the accompanying Prospectus Supplement, the legality of such securities will be passed upon for the underwriter, dealer or agents by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y., who will, however, not pass on the incorporation of the Company.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE + +WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF ANY SUCH JURISDICTION.                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  PRELIMINARY PROSPECTUS DATED JULY 28, 1995,
                             SUBJECT TO COMPLETION

                         POTOMAC ELECTRIC POWER COMPANY

                               MEDIUM-TERM NOTES

                                  -----------

  Potomac Electric Power Company (the "Company") may offer from time to time up to $350,000,000 aggregate principal amount of its Medium-Term Notes (the "Notes") having maturities ranging from nine months to thirty years from the date of issuance. Each Note will bear interest at a rate or pursuant to an interest rate formula determined by the Company at or prior to the sale thereof. The aggregate principal amount, the interest rate or formula for determining such rate, interest payment dates for floating rate Notes, purchase price, date of maturity, redemption terms, if any, and certain other variable terms with respect to the Notes will be set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement") or Pricing Supplement thereto (the "Pricing Supplement") to be filed with respect to the issuance and sale of Notes. The terms upon which each issuance and sale of Notes are offered, together with the names of the agents and the agents' commissions or discounts, if applicable, will also be set forth in the Prospectus Supplement or Pricing Supplement. See "Plan of Distribution" regarding possible indemnification arrangements for agents. The amount of Medium-Term Notes to be offered hereby will be reduced by the amount of any First Mortgage Bonds sold pursuant to the Registration Statements of which this Prospectus is a part. See "Description of the Notes."

  The Notes may be offered on a continuous basis by the Company through agents. The Notes may also be sold by the Company to any agent at negotiated discounts for its own account or for resale to one or more investors. The Notes will not be listed on any securities exchange. The Company or the agents may reject, in whole or in part, any offer to purchase the Notes. See "Plan of Distribution."

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is       , 1995

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. EXCEPT AS OTHERWISE INDICATED HEREIN, THIS PROSPECTUS SPEAKS AS OF ITS DATE AND DOES NOT PURPORT TO REFLECT ANY CHANGES IN THE AFFAIRS OF THE COMPANY THEREAFTER.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic and current reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning directors and officers, their remuneration and any material interest of such persons in transactions with the Company, as of particular dates, is disclosed in such reports and in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C.; 500 West Madison Street, Suite 1400, Chicago, Illinois; and 7 World Trade Center, New York, New York. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., where certain securities of the Company are listed.

  The Company has filed with the Commission registration statements on Form S-3 relating to the Notes (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statements.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission under the 1934 Act are incorporated by reference in this Prospectus:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

    (c) The Company's Current Reports on Form 8-K dated January 27, 1995 and dated May 19, 1995.

  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other incorporated document subsequently filed or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY HEREBY UNDERTAKES TO FURNISH, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO ELLEN SHERIFF ROGERS, ASSOCIATE GENERAL COUNSEL, ASSISTANT SECRETARY AND ASSISTANT TREASURER, POTOMAC ELECTRIC POWER COMPANY, 1900 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C. 20068 (202-872-3526).

                                  THE COMPANY

  Potomac Electric Power Company, a District of Columbia and Virginia corporation (the "Company"), is engaged in the generation, transmission, distribution and sale of electric energy in the Washington, D.C. metropolitan area, including the District of Columbia and major portions of Montgomery and Prince George's Counties in Maryland. It also supplies, at wholesale, electric energy to the Southern Maryland Electric Cooperative, Inc., which distributes electricity in Calvert, Charles, Prince George's and St. Mary's Counties in southern Maryland. The Company's wholly owned nonutility subsidiary, Potomac Capital Investment Corporation ("PCI"), was organized in late 1983 with the objective of supplementing utility earnings and building long-term value. The principal assets of PCI are portfolios of securities and equipment leases, and to a lesser extent real estate and other investments. In May 1995, PCI announced adoption of a plan to end its investment in the aircraft equipment leasing business. The mailing address of the Company's executive offices is 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, and its telephone number is 202-872-2000.

                                USE OF PROCEEDS

  The Company may offer from time to time pursuant to this Prospectus up to an aggregate principal amount of $350,000,000 of its Medium-Term Notes.

  The proceeds from the sale of the Notes will be used to refund short-term debt incurred primarily to finance, on a temporary basis, the Company's utility construction program and operations, and to refund the Company's senior securities, including the retirement of long-term debt and the satisfaction of contractual sinking fund requirements.

                        SELECTED FINANCIAL INFORMATION

  The following is a selection of certain consolidated financial information of the Company which was derived from, and is qualified in its entirety by, the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and the unaudited consolidated financial information contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are available as described herein under "Incorporation of Certain Documents by Reference." The interim financial data are unaudited; however, in the opinion of the management of the Company, such data reflect all adjustments, consisting of normal recurring accruals, necessary for a fair statement of the results of operations for the interim periods presented.

                                                12 MONTHS ENDED
                                -----------------------------------------------
                                 JUNE 30,    DEC. 31,    DEC. 31,    DEC. 31,
                                   1995        1994        1993       1992(1)
                                ----------- ----------- ----------- -----------
                                 (THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)
Income Statement Data:
  Total Revenue................ $ 1,772,847  $1,823,074  $1,725,205  $1,601,558
  Operating Revenue............   1,761,147   1,790,600   1,702,442   1,562,167
  Net Income...................      87,646     227,162     241,579     216,782
  Earnings for Common Stock....      70,949     210,725     225,324     202,390
  Earnings Per Share of Common
   Stock.......................         .60        1.79        1.95        1.80
Balance Sheet Data at end of
 period:
  Property and Plant, net...... $ 4,343,543 $ 4,298,260 $ 4,131,142  $3,931,257

- --------
(1) In 1992, Net Income and Earnings for Common Stock include $16,022,000, and Earnings Per Share of Common Stock includes $.14, from the cumulative effect of a change in accounting to provide for the accrual of revenue for service rendered but unbilled.

                                                         AS OF JUNE 30, 1995
                                                         ---------------------
                                                            AMOUNT     RATIO
                                                         ------------  -------
                                                         (THOUSANDS)
Capital Structure (excluding nonutility subsidiary debt
 and current maturities):
  Long-Term Debt.......................................  $  1,703,370     44.9%
  Preferred Stock......................................       268,886      7.1
  Common Equity........................................     1,818,554     48.0
                                                         ------------  -------
    Total Capitalization...............................  $  3,790,810    100.0%
                                                         ============
Parent Company Long-Term Debt Due in One Year and
 Short-Term Debt.......................................  $    419,000
                                                         ============

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                              12 MONTHS ENDED
                           -----------------------------------------------------
                           JUNE 30, DEC. 31, DEC. 31, DEC. 31, DEC. 31, DEC. 31,
                             1995     1994     1993     1992     1991     1990
                           -------- -------- -------- -------- -------- --------
Parent company only.......   2.87     3.23     3.20     2.73     2.86     2.79
Fully consolidated........   1.47     2.37     2.31     2.19     2.23     2.14

  For purposes of computing the ratio of earnings to fixed charges for rate-regulated public utilities, earnings represent net income before cumulative effect of accounting change plus income taxes and fixed charges. Fixed charges represent interest charges on debt (exclusive of credits arising from the allowance for funds used during construction) and the portion of rentals deemed representative of the interest factor.

                           DESCRIPTION OF THE NOTES

  The Notes will be issued under an Indenture between the Company and The Bank of New York, as Trustee (the "Trustee"), dated as of July 28, 1989 (such Indenture as originally executed and delivered and as thereafter supplemented and amended, together with any constituent instruments establishing the terms of particular Notes, being herein called the "Indenture"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, a copy of which has been incorporated by reference as an exhibit to the Registration Statements of which this Prospectus is a part. The terms and conditions set forth below will apply to each Note unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement. Certain terms used are defined in the Indenture.

  As of the date of this Prospectus, $350,000,000 aggregate principal amount of Indenture Securities (defined herein) are issued and outstanding (not including the Notes offered hereby). The Notes, issued and to be issued, will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. As of the date of this Prospectus, an aggregate of $1,266,600,000 of secured debt is outstanding. The terms of the Notes will not restrict the further incurrence of secured debt by the Company. The Notes will not be subject to any sinking fund.

  Unless otherwise specified in a Prospectus Supplement, the Notes will mature on any day from 9 months to 30 years from the date of original issue (the "Original Issue Date"), as selected by the purchaser and agreed to by the Company. Each Note will bear interest at either (a) a fixed rate (a "Fixed Rate Note") or (b) rates determined by reference to a Base Rate (as hereafter defined), which may be adjusted by a Spread or Spread Multiplier (as hereafter defined) (a "Floating Rate Note").

  The Notes will be offered on a continuous basis. Reference is made to the Prospectus Supplement or the applicable Pricing Supplement with respect to the Notes described therein for the following terms: (1) the purchase price of such Notes (the "Issue Price"), or a statement that the Notes are being offered by an agent as principal at varying market prices; (2) the Original Issue Date; (3) the stated maturity date of such Notes (the "Maturity Date");
(4) the rate per annum at which such Notes if Fixed Rate Notes will bear interest (the "Interest Rate"); (5) the interest rate formula and other variable terms with respect to Floating Rate Notes; (6) the date or dates from which any such interest shall accrue; (7) the terms for redemption, if any; and (8) any other terms of such Notes.

  The Notes will be subject to redemption by the Company on and after the initial redemption date, if any, fixed at the time of sale and set forth in the applicable Pricing Supplement (the "Initial Redemption Date"). If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to maturity. On and after the Initial Redemption Date with respect to any Note, such Note will be redeemable in whole or in part in increments of $1,000 at the option of the Company at a redemption price (the "Redemption Price") determined in accordance with the following paragraph, together with interest thereon payable to the date of redemption, on notice given no more than 60 nor less than 30 days prior to the date of redemption.

  The Redemption Price for each Note subject to redemption shall initially be equal to a certain percentage (the "Initial Redemption Percentage") of the principal amount of such Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date with respect to such Note by a percentage (the "Annual Redemption Percentage Reduction") of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount. The Initial Redemption Percentage and any Annual Redemption Percentage Reduction with respect to each Note subject to redemption prior to maturity will be fixed at the time of sale and set forth in the applicable Pricing Supplement.

  The Notes will be issued only in fully registered certificated or book-entry form without coupons and, except as may otherwise be provided in the applicable Prospectus Supplement or Pricing Supplement, in the denomination of $1,000 or any multiple thereof. Notes issued in certificated form may be transferred or exchanged at the offices described in the immediately following paragraphs. In the event the Notes are issued in book-entry form through the facilities of the Depositary (as defined below), transfers or exchanges may be similarly effected through a participating member of the Depositary.

  For Notes issued in certificated form, principal and interest will be payable, the transfer of the Notes will be registrable, and Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Company in The City of New York designated for such purpose; provided, however, that payment of interest, other than interest at maturity (or on any date of redemption if a Note is redeemed prior to maturity), may be made at the option of the Company by check mailed to the address of the person in whose name the applicable Note is registered at the close of business on the Regular Record Date (as hereafter defined) as shown on the security register maintained by the Trustee. Interest will be payable on each date specified in the Note on which an installment of interest is due and payable (an "Interest Payment Date") and at maturity (or any date of redemption). Notwithstanding the foregoing, if the original issue date of a Note is between the Regular Record Date and the initial Interest Payment Date, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date.

  No service charge will be made to holders of Notes for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or governmental charge incident to the transfer or exchange. Transfers and exchanges of Notes may be made at the Corporate Trust Office of the Trustee.

  Interest payments shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Note), to, but excluding, the Interest Payment Date, maturity date or date of redemption (an "Interest Accrual Period"). However, in the case of Floating Rate Notes on which the interest rate is reset daily or weekly, the interest payments shall include interest accrued only through and including the Regular Record Date next preceding the applicable Interest Payment Date, except that the interest payment on the maturity date (or any date of redemption) will include interest accrued to, but excluding, such date. The principal and interest payable at maturity (or any date of redemption) on each Note will be paid upon maturity (or any date of redemption) in immediately available funds against presentation of the Note at the Corporate Trust Office of The Bank of New York located at 101 Barclay Street, New York, New York. Interest payable at maturity (or on any date of redemption) will be payable to the person to whom the principal of the Note shall be paid. Notwithstanding the above, a holder of $10,000,000 or more in aggregate principal amount of Notes issued in certificated form having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by The Bank of New York on or before the Regular Record Date immediately preceding the applicable Interest Payment Date.

  The Indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the Notes special protection in the event of a highly leveraged transaction.

  BOOK-ENTRY NOTES. The Notes may be issued in whole or in part in the form of one or more fully-registered Notes (each, a "Book-Entry Note") which will be deposited with, or on behalf of, The Depository Trust Company, New York (the "Depositary") and registered in the name of the Depositary's nominee. Except as set forth below, the Book-Entry Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

  Upon the issuance of Notes by the Company represented by a Book-Entry Note, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Notes represented by such Book-Entry Note to the accounts of participants. The accounts to be credited shall be designated by the agents for such Notes, or by the Company if such Notes are offered and sold directly by the Company. Ownership of beneficial interests in a Book-Entry Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Book-Entry Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary, or by participants or persons that may hold interests through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Book-Entry Note.

  So long as the Depositary for a Book-Entry Note, or its nominee, is the registered owner of a Book-Entry Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Book-Entry Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Book-Entry Note will not be entitled to have Notes represented by such Book-Entry Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders thereof under the Indenture.

  Principal, premium, if any, and interest payments on Notes issued in book-entry form and represented by one or more Book-Entry Notes will be made by the Company to the Depositary or its nominee, as the case may be, as the registered owner of the related Book-Entry Note or Notes. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Book-Entry Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a Book-Entry Note, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Book-Entry Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

  The Depositary has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

  If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in certificated form in exchange for each Book-Entry Note. In addition, the Company may at any time determine not to have Notes represented by one or more Book-Entry Notes, and, in such event, will issue Notes in certificated form in exchange for the Book-Entry Note or Notes representing such Notes. Further, if the Company so specifies with respect to a Book-Entry Note, an owner of a beneficial interest in such Book-Entry Note may, on terms acceptable to the Company and the Depositary, receive Notes in certified form. In any such instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in the denomination of $1,000 or any multiple thereof and will be issued in registered form only.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest from the date of issue at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest on Fixed Rate Notes will be payable semiannually on each February 1 and August 1 Interest Payment Date and at maturity (or any date of redemption). The "Regular Record Date" for Fixed Rate Notes will be the fifteenth day of the month next preceding the February 1 or August 1 Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the maturity date (or any date of redemption) on a Fixed Rate Note falls on a day that is not a Business Day (as hereafter defined), the payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date (or any date of redemption), as the case may be.

FLOATING RATE NOTES

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, Floating Rate Notes will be issued as described below. Interest on Floating Rate Notes will be determined by reference to a "Base Rate," which shall be the "Commercial Paper Rate" ("Commercial Paper Rate Notes"), "LIBOR" ("LIBOR Notes"), the "Treasury Rate" ("Treasury Rate Notes"), the "CD Rate" ("CD Rate Notes") or other interest rate formula, based upon the Index Maturity and adjusted by a Spread or Spread Multiplier, if any, as specified in the applicable Pricing Supplement. The "Index Maturity" is the period to maturity of the instrument or obligation from which the Base Rate is calculated. The "Spread" is the number of basis points above or below the Base Rate applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage of the Base Rate applicable to the interest rate for such Floating Rate Note. The Spread, Spread Multiplier, Index Maturity and other variable terms of the Floating Rate Notes are subject to change by the Company from time to time, but no such change will affect any Floating Rate Note theretofore issued or as to which an offer has been accepted by the Company.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable Prospectus Supplement or Pricing Supplement. The "Interest Rate Reset Date" will be, in the case of Floating Rate Notes which reset daily, each day; in the case of Floating Rate Notes which reset weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which reset the Tuesday of each week, except as specified below); in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Rate Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Rate Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such next succeeding Business Day is in the next succeeding calendar month, such Interest Rate Reset Date shall be the next preceding Business Day. Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York (and, with respect to LIBOR Notes, the City of London) are not required or authorized by law to close.

  The interest rate applicable to each Interest Accrual Period commencing on an Interest Rate Reset Date will be the rate determined on the "Interest Rate Determination Date." The Interest Rate Determination Date with respect to the Commercial Paper Rate and CD Rate will be the second Business Day preceding the Interest Rate Reset Date. The Interest Rate Determination Date with respect to LIBOR will be the second London Banking Date (defined in "LIBOR Notes" below) preceding an Interest Rate Reset Date. With respect to the Treasury Rate the Interest Rate Determination Date will be the day of the week in which the Interest Rate Reset Date falls on which Treasury bills normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Rate Reset Date, the related Interest Rate

Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Rate Reset Date then the Interest Rate Reset Date shall instead be the first Business Day following such auction.

  A Floating Rate Note may also have either or both of the following: (i) a maximum limit ("Maximum Interest Rate"), or ceiling, on the rate of interest which may accrue during any Interest Accrual Period; and (ii) a minimum limit ("Minimum Interest Rate"), or floor, on the rate of interest which may accrue during any Interest Accrual Period. In addition to any Maximum Interest Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. The limit does not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

  The applicable Prospectus Supplement or Pricing Supplement will specify each variable term with respect to each Floating Rate Note, including the following: Initial Interest Rate, Interest Rate Reset Dates, Interest Payment Dates, Index Maturity, Maturity, Maximum Interest Rate and Minimum Interest Rate, if any, the Spread or Spread Multiplier, if any, and terms of redemption, if any.

  Each Floating Rate Note will bear interest from the date of issue at the rates determined as described below until the principal thereof is paid or otherwise made available for payment. Except as provided below, interest will be payable, in the case of Floating Rate Notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes which reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; in the case of Floating Rate Notes which reset annually, on the third Wednesday of the month specified in the applicable Pricing Supplement; and, in each case, at maturity (or any date of redemption).

  If any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such LIBOR Note. If the Maturity Date (or any date of redemption) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal (and premium, if any) shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date (or any date of redemption).

  The "Regular Record Date" with respect to Floating Rate Notes will be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date.

  With respect to a Floating Rate Note, accrued interest is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes and LIBOR Notes, or by the actual number of days in the year in the case of Treasury Rate Notes.

  All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rates Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

  Unless otherwise provided for in the applicable Prospectus Supplement or Pricing Supplement, The Bank of New York will be the "Calculation Agent." Upon the request of the holder of any Floating Rate Note, the Trustee will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Rate Reset Date with respect to such Floating Rate Note. The Company, or the Calculation Agent, will notify the Trustee of each determination of the interest rate applicable to any such Floating Rate Note promptly after such determination is made. The "Calculation Date," where applicable, pertaining to any Interest Rate Determination Date will be the tenth calendar day after such Interest Rate Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day.

  The interest rate in effect with respect to a Floating Rate Note from the date of issue to the first Interest Rate Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Prospectus Supplement or Pricing Supplement, the interest rate determined with respect to any Interest Rate Determination Date will become effective on and as of the next succeeding Interest Rate Reset Date; provided, however, the interest rate in effect for the period from the date of issue to the first Interest Rate Reset Date will be the Initial Interest Rate, and the interest rate in effect for the ten days immediately prior to the maturity date (or any date of redemption) will be that in effect on the tenth day preceding such maturity date (or such date of redemption). The interest rate for each subsequent Interest Rate Reset Date will be determined by the Calculation Agent as follows:

CD RATE NOTES

  CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Prospectus Supplement or Pricing Supplement, "CD Rate" means, with respect to any Interest Rate Determination Date relating to a CD Rate Note (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 3:00 P.M., New York City time, on or prior to the Calculation Date pertaining to such CD Rate Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 3:00 P.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in denominations of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate will remain the CD Rate then in effect on such CD Rate Interest Determination Date.

COMMERCIAL PAPER RATE NOTES

  Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Prospectus Supplement or Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Rate Determination Date relating to a Commercial Paper Rate Note (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published by the Board of Governors of the Federal Reserve System in H.15(519), under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will remain the rate of interest then in effect on such Commercial Paper Rate Interest Determination Date.

  "Money Market Yield" shall be the yield calculated in accordance with the following formula:

                     Money Market Yield =  D X 360  X 100
                                       ------------
                                        360 - (D X
                                            M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR NOTES

  LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Prospectus Supplement or Pricing Supplement, LIBOR with respect to any Interest Rate Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date") will equal the arithmetic mean (as determined by the Calculation Agent) of the offered rates which appear as of 11:00 A.M., London time, on the Reuters Screen LIBOR Page on the Reuter Monitor Money Rates Service for deposits (in United States dollars for the period of the Index Maturity specified in the applicable Pricing Supplement) commencing on the second day on which dealings in deposits in United States dollars are transacted in the London interbank market (a "London Banking Day") immediately following such LIBOR Interest Determination Date; provided, however, that if fewer than two such quotations appear, the Calculation Agent shall request the principal London office of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of their offered rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date for deposits (in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time) commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will equal the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will equal the arithmetic mean of the rates quoted by three major banks in The City of New York, as selected by the Calculation Agent, at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date for loans to leading European banks (in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time) commencing on the second London Banking Day following such LIBOR Interest Determination Date; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such LIBOR Interest Determination Date will remain the LIBOR in effect on such LIBOR Interest Determination Date.

TREASURY RATE NOTES

  Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if
any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Prospectus Supplement or Pricing Supplement, "Treasury Rate" means, with respect to any Interest Rate Determination Date relating to a Treasury Rate Note (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will remain the rate of interest in effect on such Treasury Rate Interest Determination Date.

  EVENTS OF DEFAULT, WAIVER AND NOTICE. An Event of Default with respect to the Notes of a particular series (the "Series Notes") is defined in the Indenture as (a) default in the payment of any installment of interest on any of the Series Notes and the continuance of such default for a period of 30 days; (b) default in payment of the principal of (and premium, if any, on) any of the Series Notes when due at maturity; (c) default in the deposit of any sinking fund payment due under the Series Notes and the continuance of such default for a period of 3 business days; (d) default by the Company in the performance or breach of any other covenant or warranty contained in the Indenture and the continuance of such default or breach for a period of 60 days after appropriate notice; (e) certain events of bankruptcy, insolvency and reorganization of the Company; and (f) any other Event of Default established with respect to the Series Notes. (Section 501).

  The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to the Series Notes, give all the registered holders of Series Notes then outstanding and any other holder of Series Notes entitled under the Indenture to receive reports notice of all incurred defaults known to it (the term default to mean any event which is or (after notice or lapse of time) would become an Event of Default); provided that, except in the case of a default in the payment of principal of or interest on any Series Note, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of all the holders of the Series Notes. (Section 602).

  The Indenture provides that if an Event of Default with respect to the Series Notes shall have occurred and be continuing, either the Trustee or the holders of at least 33% in principal amount (calculated as provided in the

Indenture) of the Series Notes may declare the principal of all of the Series Notes and the interest accrued thereon or any lesser amount specified in the Series Notes to be due and payable immediately. (Section 502).

  Upon certain conditions, such declarations of acceleration with respect to Series Notes may be annulled and past defaults (except for defaults in the payment of principal, and premium (if any) or interest on such Series Notes not theretofore cured or in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Series Note) may be waived with respect to the Series Notes by the holders of not less than a majority in principal amount (calculated as provided in the Indenture) of the Series Notes. (Section 513).

  The Indenture requires that the Company file with the Trustee annually a written statement as to the presence or absence of any defaults in the fulfillment of its obligations under the terms thereof and as to performance and fulfillment of obligations therein. (Section 1005). Prior to the time the Company must provide such written statement, the holders of not less than a majority in principal amount of the Series Notes may waive the Company's obligation to file a written statement as to the presence or absence of any such defaults. (Section 1006).

  The Indenture provides that the holders of not less than a majority in principal amount (calculated as provided in the Indenture) of the Series Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by the Indenture with respect to defaults or Events of Default with respect to the Series Notes so long as any such direction does not conflict with any provision of the Indenture or is not unduly prejudicial to the rights of other holders of the Series Notes. (Section 512).

  In order to require the Trustee to take action with respect to the Series Notes, holders of at least 33% in principal amount (calculated as provided in the Indenture) of the Series Notes shall have made a written request upon the Trustee (Section 507). The Indenture provides that the Trustee shall be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of the rights or powers vested in it by the Indenture at the direction of the holders of the Series Notes unless such holders shall have offered to the Trustee reasonable security or indemnity against expenses and liabilities. (Section 603).

  MODIFICATION OF THE INDENTURE. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount (calculated as provided in the Indenture) of each series of securities, including the Notes, issued and outstanding pursuant to the Indenture (the "Indenture Securities") and affected by such amendment to modify the Indenture or any supplemental indenture or the rights of the holders of the Indenture Securities affected by such modification; provided that no such modification shall, without the consent of each holder of the Indenture Securities affected thereby, change the maturity of principal of or interest on any Indenture Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon redemption of any Indenture Security, or reduce the overdue rate thereof or change the currency of payment of principal or interest on any Indenture Security or reduce the percentage in principal amount of Indenture Securities the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of certain defaults or reduce the voting or quorum requirements under the Indenture. (Section 902).

  The Indenture also permits the Company and the Trustee to amend the Indenture in certain circumstances without consent of the holders of any Indenture Securities to evidence the merger of the Company or the replacement of the Trustee and for certain other purposes. (Section 901).

  RELATIONSHIPS WITH TRUSTEE. The Bank of New York is Trustee for the Company's 5% Convertible Debentures due 2002. The Company has with the Trustee and its affiliates, as it has with various other banks, a demand deposit account and conventional and revolving credit arrangements. The Trustee is the Issuing and Paying Agent for medium-term notes issued by PCI.

                             PLAN OF DISTRIBUTION

  The Notes may be offered on a continuous basis by the Company through agents, each of which will agree to use its best efforts to solicit offers to purchase the Notes. The Company may also sell the Notes to any of the agents at negotiated discounts for such agent's own account or for resale to one or more investors at varying prices related to prevailing market prices at the time of resale, as determined by such agent.

  The agents with respect to the offer and sale of any issue of the Notes will be named in the Prospectus Supplement relating thereto. The Prospectus Supplement will also describe the discounts and commissions to be allowed or paid to agents and all other items constituting agents' compensation.

  Agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the 1933 Act. Agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  The Notes will not be listed on any securities exchange. There currently is no established trading market for the Notes and no assurance can be given as to the existence or liquidity of a secondary market for the Notes in the future.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  With respect to the unaudited consolidated financial information of the Company for the three month periods ended March 31, 1995 and 1994, and the six month periods ended June 30, 1995 and 1994 incorporated by reference in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 1, 1995 and July 28, 1995, incorporated by reference herein, state that they did not audit and they do not express opinions on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if such reports had not been incorporated by reference. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited consolidated financial information because each such report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of Sections 7 and 11 of the 1933 Act.

                               ----------------

                                LEGAL OPINIONS

  Certain legal matters in connection with the Notes to be offered hereby will be passed upon for the Company by Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C., and William T. Torgerson, Esq., 1900 Pennsylvania Avenue, N.W., Washington, D.C. Mr. Torgerson is regularly employed by the Company as Senior Vice President and General Counsel.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Estimated expenses relating to the New Bonds (assuming an issuance of $250,000,000) are as follows:

     Registration fee............................................... $   86,207
     Recordation taxes..............................................  1,146,000
     Rating Agency fees.............................................     75,000
     Printing.......................................................    125,000
     Trustee's fees and expenses....................................     90,000
     Fee of independent accountants.................................     45,000
     Fees of counsel................................................     80,000
     Expenses incidental to qualification under Blue Sky Laws.......     15,000
     Miscellaneous..................................................     40,793
                                                                     ----------
       Total........................................................ $1,703,000
                                                                     ==========

  Estimated expenses relating to the Notes (assuming an issuance of $250,000,000) are as follows:

     Registration fee................................................. $ 86,207
     Rating Agency fees...............................................   75,000
     Trustee's fees and expenses......................................   20,000
     Printing.........................................................   60,000
     Fee of independent accountants...................................   45,000
     Fees of counsel..................................................   70,000
     Expenses incidental to qualification under Blue Sky Laws.........   15,000
     Miscellaneous....................................................   30,793
                                                                       --------
       Total.......................................................... $402,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The By-Laws of the Company provide that the Company shall indemnify each director or officer and each former director and officer of the Company against expenses actually and reasonably incurred in connection with the defense of any action, suit or proceeding by reason of his or her being or having been such director or officer, including liabilities incurred under the Securities Act of 1933, as amended, except in relation to matters as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have knowingly violated the criminal law or to be liable for willful misconduct in the performance of his or her duty to the Company; and that such indemnification shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

  In the Underwriting Agreement and the Distribution Agreement, the Underwriters and agents will agree to indemnify the Company, its directors, officers and controlling persons against certain civil liabilities that may arise under the Securities Act of 1933 in connection with this offering.

  The Company also has policies of insurance which insure officers and directors against certain liabilities and expenses incurred by them in such capacities.

ITEM 16. EXHIBITS.

 EXHIBIT NO.      DESCRIPTION OF EXHIBIT                    REFERENCE*
 -----------      ----------------------                    ----------
  1.1        --Form of Underwriting Agreement
              for the New Bonds..............   Filed herewith.
  1.2        --Form of Distribution Agreement
              for the Medium-Term Notes......   Exh. 1-B to Registration
                                                 Statement No. 33-48325, 6/2/92.
  4.1        --Form of the New Bonds.........   Included in Exhibit No. 4.4.
  4.2        --Form of the Medium-Term Notes.   Included in Exhibit No. 4.5.
  4.3        --Mortgage and Deed of Trust,
              dated July 1, 1936, of the
              Company to The Riggs National
              Bank of Washington, D.C., as
              Trustee, securing First
              Mortgage Bonds of the Company,    Exh. B-4 to First Amendment,
              and Supplemental Indenture        6/19/36, to Registration
              dated 7/1/36...................    Statement No. 2-2232.
             --Supplemental Indentures, to
              the aforesaid Mortgage and Deed
              of Trust, dated--
              December 1, 1939 and December
              10, 1939.......................   Exhs. A & B to Form 8-K, 1/3/40.
             August 1, 1940..................   Exh. A to Form 8-K, 9/25/40.
             July 15, 1942 and August 10,       Exh. B-1 to Amendment No. 2,
                1942.........................    8/24/42, and B-3 to Post-
                                                 Effective Amendment, 8/31/42, to
                                                 Registration Statement No.
                                                 2-5032.
             August 1, 1942..................   Exh. B-4 to Form 8-A, 10/8/42.
             October 15, 1942................   Exh. A to Form 8-K, 12/7/42.
             October 15, 1947................   Exh. A to Form 8-K, 12/8/47.
             January 1, 1948.................   Exh. 7-B to Post-Effective
                                                 Amendment No. 2, 1/28/48, to
                                                 Registration Statement No.
                                                 2-7349.
             December 31, 1948...............   Exh. A-2 to Form 10-K, 4/13/49.
             May 1, 1949.....................   Exh. 7-B to Post-Effective
                                                 Amendment No. 1, 5/10/49, to
                                                 Registration Statement No.
                                                 2-7948.
             December 31, 1949...............   Exh. (a)-1 to Form 8-K, 2/8/50.
             May 1, 1950.....................   Exh. 7-B to Amendment No. 2,
                                                 5/8/50, to Registration
                                                 Statement No. 2-8430.
             February 15, 1951...............   Exh. (a) to Form 8-K, 3/9/51.
             March 1, 1952...................   Exh. 4-C to Post-Effective
                                                 Amendment No. 1, 3/12/52, to
                                                 Registration Statement No.
                                                 2-9435.
             February 16, 1953...............   Exh. (a)-1 to Form 8-K, 3/5/53.
             May 15, 1953....................   Exh. 4-C to Post-Effective
                                                 Amendment No. 1, 5/26/53, to
                                                 Registration Statement No.
                                                 2-10246.
             March 15, 1954 and March 15,       Exh. 4-B to Registration
              1955...........................    Statement No. 2-11627, 5/2/55.
             May 16, 1955....................   Exh. A to Form 8-K, 7/6/55.
             March 15, 1956..................   Exh. C to Form 10-K, 4/4/56.

 EXHIBIT NO.      DESCRIPTION OF EXHIBIT                  REFERENCE*
 -----------      ----------------------                  ----------
  4.3 cont.  June 1, 1956...................  Exh. A to Form 8-K, 7/2/56.
             April 1, 1957..................  Exh. 4-B to Registration
                                               Statement No. 2-13884, 2/5/58.
             May 1, 1958....................  Exh. 2-B to Registration
                                               Statement No. 2-14518, 11/10/58.
             December 1, 1958...............  Exh. A to Form 8-K, 1/2/59.
             May 1, 1959....................  Exh. 4-B to Amendment No. 1,
                                               5/13/59, to Registration
                                               Statement No. 2-15027.
             November 16, 1959..............  Exh. A to Form 8-K, 1/4/60.
             May 2, 1960....................  Exh. 2-B to Registration
                                               Statement No. 2-17286, 11/9/60.
             December 1, 1960 and April 3,
              1961..........................  Exh. A-1 to Form 10-K, 4/24/61.
             May 1, 1962....................  Exh. 2-B to Registration
                                               Statement No. 2-21037, 1/25/63.
             February 15, 1963..............  Exh. A to Form 8-K, 3/4/63.
             May 1, 1963....................  Exh. 4-B to Registration
                                               Statement No. 2-21961, 12/19/63.
             April 23, 1964.................  Exh. 2-B to Registration
                                               Statement No. 2-22344, 4/24/64.
             May 15, 1964...................  Exh. A to Form 8-K, 6/2/64.
             May 3, 1965....................  Exh. 2-B to Registration
                                               Statement No. 2-24655, 8/16/66.
             April 1, 1966..................  Exh. A to Form 10-K, 4/21/66.
             June 1, 1966...................  Exh. 1 to Form 10-K, 4/11/67.
             April 28, 1967.................  Exh. 2-B to Post-Effective
                                               Amendment No. 1 to Registration
                                               Statement No. 2-26356, 5/3/67.
             May 1, 1967....................  Exh. A to Form 8-K, 6/1/67.
             July 3, 1967...................  Exh. 2-B to Registration
                                               Statement No. 2-28080, 1/25/68.
             February 15, 1968..............  Exh. II-I to Form 8-K, 3/7/68.
             May 1, 1968....................  Exh. 2-B to Registration
                                               Statement No. 2-31896, 2/28/69.
             March 15, 1969.................  Exh. A-2 to Form 8-K, 4/8/69.
             June 16, 1969..................  Exh. 2-B to Registration
                                               Statement No. 2-36094, 1/27/70.
             February 15, 1970..............  Exh. A-2 to Form 8-K, 3/9/70.
             May 15, 1970...................  Exh. 2-B to Registration
                                               Statement No. 2-38038, 7/27/70.
             August 15, 1970................  Exh. 2-D to Registration
                                               Statement No. 2-38038, 7/27/70.
             September 1, 1971..............  Exh. 2-C to Registration
                                               Statement No. 2-45591, 9/1/72.
             September 15, 1972.............  Exh. 2-E to Registration
                                               Statement No. 2-45591, 9/1/72.
             April 1, 1973..................  Exh. A to Form 8-K, 5/9/73.
             January 2, 1974................  Exh. 2-D to Registration
                                               Statement No. 2-49803, 12/5/73.

 EXHIBIT NO.      DESCRIPTION OF EXHIBIT                   REFERENCE*
 -----------      ----------------------                   ----------
  4.3 cont.  August 15, 1974................   Exhs. 2-G and 2-H to Amendment
                                                No. 1 to Registration Statement
                                                No. 2-51698, 8/14/74.
             June 15, 1977..................   Exh. 4-A to Form 10-K, 3/19/81.
             July 1, 1979...................   Exh. 4-B to Form 10-K, 3/19/81.
             June 16, 1981..................   Exh. 4-A to Form 10-K, 3/19/82.
             June 17, 1981..................   Exh. 2 to Amendment No. 1,
                                                6/18/81, to Form 8-A.
             December 1, 1981...............   Exh. 4-C to Form 10-K, 3/19/82.
             August 1, 1982.................   Exh. 4-C to Amendment No. 1 to
                                                Registration Statement
                                                No. 2-78731, 8/17/82.
             October 1, 1982................   Exh. 4 to Form 8-K, 11/8/82.
             April 15, 1983.................   Exh. 4 to Form 10-K, 3/23/84.
             November 1, 1985...............   Exh. 2-B to Form 8-A, 11/1/85.
             March 1, 1986..................   Exh. 4 to Form 10-K, 3/28/86.
             November 1, 1986...............   Exh. 2-B to Form 8-A, 11/5/86.
             March 1, 1987..................   Exh. 2-B to Form 8-A, 3/27/87.
             September 16, 1987.............   Exh. 4-B to Registration
                                                Statement No. 33-18229,
                                                10/30/87.
             May 1, 1989....................   Exh. 4-C to Registration
                                                Statement No. 33-29382, 6/16/89.
             August 1, 1989.................   Exh. 4 to Form 10-K, 3/28/90.
             April 5, 1990..................   Exh. 4-C to Registration
                                                Statement No. 33-36875, 9/24/90.
             May 21, 1991...................   Exh. 4 to Form 10-K, 3/27/92.
             May 7, 1992....................   Exh. 4-C to Registration
                                                Statement No. 33-48325, 6/2/92.
             September 1, 1992..............   Exh. 4 to Form 10-K, 3/26/93.
             November 1, 1992...............   Exh. 4 to Form 10-K, 3/26/93.
             March 1, 1993..................   Exh. 4 to Form 10-K, 3/26/93.
             March 2, 1993..................   Exh. 4 to Form 10-K, 3/26/93.
             July 1, 1993...................   Exh. 4.4 to Registration
                                                Statement No. 33-49973, 8/11/93.
             August 20, 1993................   Exh. 4.4 to Registration
                                                Statement No. 33-50377, 9/23/93.
             September 29, 1993.............   Exh. 4 to Form 10-K, 3/25/94.
             September 30, 1993.............   Exh. 4 to Form 10-K, 3/25/94.
             October 1, 1993................   Exh. 4 to Form 10-K, 3/25/94.
             February 10, 1994..............   Exh. 4 to Form 10-K, 3/25/94.
             February 11, 1994..............   Exh. 4 to Form 10-K, 3/25/94.
             March 10, 1995.................   Filed herewith.
  4.4        --Form of Supplemental
              Indenture between the
              Registrant and The Riggs
              National Bank of Washington,
              D.C., Trustee, with respect to
              the New Bonds.................   Filed herewith.
  4.5        --Form of Indenture between the
              Registrant and The Bank of New
              York, Trustee, with respect to   Exh. 4 to Form 8-K, 6/21/90.
              the Medium-Term Notes.........
  5          --Opinion of William T.
              Torgerson.....................   Filed herewith.

 EXHIBIT NO.       DESCRIPTION OF EXHIBIT                     REFERENCE*
 -----------       ----------------------                     ----------
 12          --Computation of Ratios...........   Exh. 12 to Form 10-Q, 7/28/95.
 15          --Letter re Unaudited Financial
              Information......................   Filed herewith.
 23.1        --Consent of Price Waterhouse LLP.   Filed herewith.
 23.2        --Consent of William T. Torgerson.   Contained in Exhibit 5.
 23.3        --Consent of Covington & Burling..   Filed herewith.
 24          --Power of Attorney...............   Filed herewith.
 25.1        --Form T-1 Statement of
              Eligibility and Qualification
              under the Trust Indenture Act of
              1939 of The Riggs National Bank
              of Washington, D.C., with respect
              to the New Bonds.................   Filed herewith.
 25.2        --Form T-1 Statement of
              Eligibility and Qualification
              under the Trust Indenture Act of
              1939 of The Bank of New York,
              with respect to the Medium-Term     Exh. 26-B to Registration
              Notes............................   Statement No. 33-48325, 6/2/92.

- --------
  * The exhibits referred to in this column by specific designations and date have heretofore been filed with the Securities and Exchange Commission under such designations and are hereby incorporated herein by reference. The Forms 8-A, 8-K and 10-K referred to above were filed by the Company under the Commission's File No. 1-1072 and the Registration Statements referred to are registration statements of the Company.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to
  Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934

  (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the By-Laws of the registrant or Virginia or District of Columbia Law, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, WHO IS DULY AUTHORIZED TO SIGN, IN THE CITY OF WASHINGTON, DISTRICT OF COLUMBIA, ON THE 28TH DAY OF JULY, 1995.

                                          Potomac Electric Power Company
                                                      (Registrant)

                                                    Edward F. Mitchell*
                                          By __________________________________
                                             (EDWARD F. MITCHELL, CHAIRMAN OF
                                               THE BOARD AND CHIEF EXECUTIVE
                                                         OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

(i) Principal Executive Officers:

         Edward F. Mitchell*           Chairman of the
- -------------------------------------   Board and Chief
        (EDWARD F. MITCHELL)            Executive Officer

        John M. Derrick, Jr.*          President and
- -------------------------------------   Director
       (JOHN M. DERRICK, JR.)

(ii) Principal Financial Officer:

            H. L. Davis*               Vice Chairman and
- -------------------------------------   Chief Financial         July 28, 1995
          (H. LOWELL DAVIS)             Officer and
                                        Director

(iii) Principal Accounting Officer:

            D. R. Wraase*              Senior Vice
- -------------------------------------   President, Finance
         (DENNIS R. WRAASE)             and Accounting

(iv) Directors:

        Roger R. Blunt, Sr.*           Director
- -------------------------------------
        (ROGER R. BLUNT, SR.)

           A. James Clark*              Director
- -------------------------------------
          (A. JAMES CLARK)

        Richard E. Marriott*            Director
- -------------------------------------
        (RICHARD E. MARRIOTT)

          David O. Maxwell*             Director
- -------------------------------------
         (DAVID O. MAXWELL)

        Floretta D. McKenzie*           Director
- -------------------------------------
       (FLORETTA D. MCKENZIE)

         Ann D. McLaughlin*             Director
- -------------------------------------                            July 28, 1995
         (ANN D. MCLAUGHLIN)

         Peter F. O'Malley*             Director
- -------------------------------------
         (PETER F. O'MALLEY)

          Louis A. Simpson*             Director
- -------------------------------------
         (LOUIS A. SIMPSON)

          A. Thomas Young*              Director
- -------------------------------------
          (A. THOMAS YOUNG)

       Peyton G. Middleton, Jr.
*By: ________________________________
      (PEYTON G. MIDDLETON, JR.,
           ATTORNEY-IN-FACT)

 EXHIBIT NO.      DESCRIPTION OF EXHIBIT                    REFERENCE*
 -----------      ----------------------                    ----------
  1.1        --Form of Underwriting Agreement
              for the New Bonds..............   Filed herewith.
  1.2        --Form of Distribution Agreement
              for the Medium-Term Notes......   Exh. 1-B to Registration
                                                 Statement No. 33-48325, 6/2/92.
  4.1        --Form of the New Bonds.........   Included in Exhibit No. 4.4.
  4.2        --Form of the Medium-Term Notes.   Included in Exhibit No. 4.5.
  4.3        --Mortgage and Deed of Trust,
              dated July 1, 1936, of the
              Company to The Riggs National
              Bank of Washington, D.C., as
              Trustee, securing First
              Mortgage Bonds of the Company,    Exh. B-4 to First Amendment,
              and Supplemental Indenture        6/19/36, to Registration
              dated 7/1/36...................    Statement No. 2-2232.
             --Supplemental Indentures, to
              the aforesaid Mortgage and Deed
              of Trust, dated--
              December 1, 1939 and December
              10, 1939.......................   Exhs. A & B to Form 8-K, 1/3/40.
             August 1, 1940..................   Exh. A to Form 8-K, 9/25/40.
             July 15, 1942 and August 10,       Exh. B-1 to Amendment No. 2,
                1942.........................    8/24/42, and B-3 to Post-
                                                 Effective Amendment, 8/31/42, to
                                                 Registration Statement No.
                                                 2-5032.
             August 1, 1942..................   Exh. B-4 to Form 8-A, 10/8/42.
             October 15, 1942................   Exh. A to Form 8-K, 12/7/42.
             October 15, 1947................   Exh. A to Form 8-K, 12/8/47.
             January 1, 1948.................   Exh. 7-B to Post-Effective
                                                 Amendment No. 2, 1/28/48, to
                                                 Registration Statement No.
                                                 2-7349.
             December 31, 1948...............   Exh. A-2 to Form 10-K, 4/13/49.
             May 1, 1949.....................   Exh. 7-B to Post-Effective
                                                 Amendment No. 1, 5/10/49, to
                                                 Registration Statement No.
                                                 2-7948.
             December 31, 1949...............   Exh. (a)-1 to Form 8-K, 2/8/50.
             May 1, 1950.....................   Exh. 7-B to Amendment No. 2,
                                                 5/8/50, to Registration
                                                 Statement No. 2-8430.
             February 15, 1951...............   Exh. (a) to Form 8-K, 3/9/51.
             March 1, 1952...................   Exh. 4-C to Post-Effective
                                                 Amendment No. 1, 3/12/52, to
                                                 Registration Statement No.
                                                 2-9435.
             February 16, 1953...............   Exh. (a)-1 to Form 8-K, 3/5/53.
             May 15, 1953....................   Exh. 4-C to Post-Effective
                                                 Amendment No. 1, 5/26/53, to
                                                 Registration Statement No.
                                                 2-10246.
             March 15, 1954 and March 15,       Exh. 4-B to Registration
              1955...........................    Statement No. 2-11627, 5/2/55.
             May 16, 1955....................   Exh. A to Form 8-K, 7/6/55.
             March 15, 1956..................   Exh. C to Form 10-K, 4/4/56.

 EXHIBIT NO.      DESCRIPTION OF EXHIBIT                  REFERENCE*
 -----------      ----------------------                  ----------
  4.3 cont.  June 1, 1956...................  Exh. A to Form 8-K, 7/2/56.
             April 1, 1957..................  Exh. 4-B to Registration
                                               Statement No. 2-13884, 2/5/58.
             May 1, 1958....................  Exh. 2-B to Registration
                                               Statement No. 2-14518, 11/10/58.
             December 1, 1958...............  Exh. A to Form 8-K, 1/2/59.
             May 1, 1959....................  Exh. 4-B to Amendment No. 1,
                                               5/13/59, to Registration
                                               Statement No. 2-15027.
             November 16, 1959..............  Exh. A to Form 8-K, 1/4/60.
             May 2, 1960....................  Exh. 2-B to Registration
                                               Statement No. 2-17286, 11/9/60.
             December 1, 1960 and April 3,
              1961..........................  Exh. A-1 to Form 10-K, 4/24/61.
             May 1, 1962....................  Exh. 2-B to Registration
                                               Statement No. 2-21037, 1/25/63.
             February 15, 1963..............  Exh. A to Form 8-K, 3/4/63.
             May 1, 1963....................  Exh. 4-B to Registration
                                               Statement No. 2-21961, 12/19/63.
             April 23, 1964.................  Exh. 2-B to Registration
                                               Statement No. 2-22344, 4/24/64.
             May 15, 1964...................  Exh. A to Form 8-K, 6/2/64.
             May 3, 1965....................  Exh. 2-B to Registration
                                               Statement No. 2-24655, 8/16/66.
             April 1, 1966..................  Exh. A to Form 10-K, 4/21/66.
             June 1, 1966...................  Exh. 1 to Form 10-K, 4/11/67.
             April 28, 1967.................  Exh. 2-B to Post-Effective
                                               Amendment No. 1 to Registration
                                               Statement No. 2-26356, 5/3/67.
             May 1, 1967....................  Exh. A to Form 8-K, 6/1/67.
             July 3, 1967...................  Exh. 2-B to Registration
                                               Statement No. 2-28080, 1/25/68.
             February 15, 1968..............  Exh. II-I to Form 8-K, 3/7/68.
             May 1, 1968....................  Exh. 2-B to Registration
                                               Statement No. 2-31896, 2/28/69.
             March 15, 1969.................  Exh. A-2 to Form 8-K, 4/8/69.
             June 16, 1969..................  Exh. 2-B to Registration
                                               Statement No. 2-36094, 1/27/70.
             February 15, 1970..............  Exh. A-2 to Form 8-K, 3/9/70.
             May 15, 1970...................  Exh. 2-B to Registration
                                               Statement No. 2-38038, 7/27/70.
             August 15, 1970................  Exh. 2-D to Registration
                                               Statement No. 2-38038, 7/27/70.
             September 1, 1971..............  Exh. 2-C to Registration
                                               Statement No. 2-45591, 9/1/72.
             September 15, 1972.............  Exh. 2-E to Registration
                                               Statement No. 2-45591, 9/1/72.
             April 1, 1973..................  Exh. A to Form 8-K, 5/9/73.
             January 2, 1974................  Exh. 2-D to Registration
                                               Statement No. 2-49803, 12/5/73.

 EXHIBIT NO.      DESCRIPTION OF EXHIBIT                   REFERENCE*
 -----------      ----------------------                   ----------
  4.3 cont.  August 15, 1974................   Exhs. 2-G and 2-H to Amendment
                                                No. 1 to Registration Statement
                                                No. 2-51698, 8/14/74.
             June 15, 1977..................   Exh. 4-A to Form 10-K, 3/19/81.
             July 1, 1979...................   Exh. 4-B to Form 10-K, 3/19/81.
             June 16, 1981..................   Exh. 4-A to Form 10-K, 3/19/82.
             June 17, 1981..................   Exh. 2 to Amendment No. 1,
                                                6/18/81, to Form 8-A.
             December 1, 1981...............   Exh. 4-C to Form 10-K, 3/19/82.
             August 1, 1982.................   Exh. 4-C to Amendment No. 1 to
                                                Registration Statement
                                                No. 2-78731, 8/17/82.
             October 1, 1982................   Exh. 4 to Form 8-K, 11/8/82.
             April 15, 1983.................   Exh. 4 to Form 10-K, 3/23/84.
             November 1, 1985...............   Exh. 2-B to Form 8-A, 11/1/85.
             March 1, 1986..................   Exh. 4 to Form 10-K, 3/28/86.
             November 1, 1986...............   Exh. 2-B to Form 8-A, 11/5/86.
             March 1, 1987..................   Exh. 2-B to Form 8-A, 3/27/87.
             September 16, 1987.............   Exh. 4-B to Registration
                                                Statement No. 33-18229,
                                                10/30/87.
             May 1, 1989....................   Exh. 4-C to Registration
                                                Statement No. 33-29382, 6/16/89.
             August 1, 1989.................   Exh. 4 to Form 10-K, 3/28/90.
             April 5, 1990..................   Exh. 4-C to Registration
                                                Statement No. 33-36875, 9/24/90.
             May 21, 1991...................   Exh. 4 to Form 10-K, 3/27/92.
             May 7, 1992....................   Exh. 4-C to Registration
                                                Statement No. 33-48325, 6/2/92.
             September 1, 1992..............   Exh. 4 to Form 10-K, 3/26/93.
             November 1, 1992...............   Exh. 4 to Form 10-K, 3/26/93.
             March 1, 1993..................   Exh. 4 to Form 10-K, 3/26/93.
             March 2, 1993..................   Exh. 4 to Form 10-K, 3/26/93.
             July 1, 1993...................   Exh. 4.4 to Registration
                                                Statement No. 33-49973, 8/11/93.
             August 20, 1993................   Exh. 4.4 to Registration
                                                Statement No. 33-50377, 9/23/93.
             September 29, 1993.............   Exh. 4 to Form 10-K, 3/25/94.
             September 30, 1993.............   Exh. 4 to Form 10-K, 3/25/94.
             October 1, 1993................   Exh. 4 to Form 10-K, 3/25/94.
             February 10, 1994..............   Exh. 4 to Form 10-K, 3/25/94.
             February 11, 1994..............   Exh. 4 to Form 10-K, 3/25/94.
             March 10, 1995.................   Filed herewith.
  4.4        --Form of Supplemental
              Indenture between the
              Registrant and The Riggs
              National Bank of Washington,
              D.C., Trustee, with respect to
              the New Bonds.................   Filed herewith.
  4.5        --Form of Indenture between the
              Registrant and The Bank of New
              York, Trustee, with respect to   Exh. 4 to Form 8-K, 6/21/90.
              the Medium-Term Notes.........
  5          --Opinion of William T.
              Torgerson.....................   Filed herewith.

 EXHIBIT NO.       DESCRIPTION OF EXHIBIT                     REFERENCE*
 -----------       ----------------------                     ----------
 12          --Computation of Ratios...........   Exh. 12 to Form 10-Q, 7/28/95.
 15          --Letter re Unaudited Financial
              Information......................   Filed herewith.
 23.1        --Consent of Price Waterhouse LLP.   Filed herewith.
 23.2        --Consent of William T. Torgerson.   Contained in Exhibit 5.
 23.3        --Consent of Covington & Burling..   Filed herewith.
 24          --Power of Attorney...............   Filed herewith.
 25.1        --Form T-1 Statement of
              Eligibility and Qualification
              under the Trust Indenture Act of
              1939 of The Riggs National Bank
              of Washington, D.C., with respect
              to the New Bonds.................   Filed herewith.
 25.2        --Form T-1 Statement of
              Eligibility and Qualification
              under the Trust Indenture Act of
              1939 of The Bank of New York,
              with respect to the Medium-Term     Exh. 26-B to Registration
              Notes............................   Statement No. 33-48325, 6/2/92.